EXHIBIT 5.01


                       PARKER CHAPIN FLATTAU & KLIMPL, LLP
                               COUNSELLORS AT LAW
                           1211 AVENUE OF THE AMERICAS
                             NEW YORK, NY 10036-8735
                                 (212) 704-6000
                                  CABLE LAWPARK
                               FAX (212) 704-6288
                                  TELEX 640347


                                                           August 27, 1998



The Leslie Fay Company, Inc.
1412 Broadway
New York, New York 10018

Gentlemen:

                  We have acted as counsel to The Leslie Fay Company, Inc. (the "Registrant") in connection with its Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 2,500,000 shares of Common Stock, par value $.01 per share, of the Registrant, issuable upon exercise of options granted or to be granted under the Registrant's 1997 Management Stock Option Plan (the "Plan").

                  In connection with the foregoing, we have examined, among other things, the Plan, the Registration Statement and originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of documents submitted to us as copies. As to any facts material to such opinion, we have, to the extent that relevant facts were not independently established by us, relied on certificates of public officials and certificates, oaths and declarations of officers or other representatives of the Registrant.

                  Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock to be issued pursuant to the exercise of options granted or to be granted under the Plan will be, when issued pursuant to the provisions of the Plan, validly issued, fully paid and non-assessable.

The Leslie Fay Company, Inc.
August 27, 1998
Page 2


                  We hereby consent to the filing of a copy of this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                          /s/Parker Chapin Flattau & Klimpl, LLP

                                             Parker Chapin Flattau & Klimpl, LLP